Exhibit 10.46

FIFTEENTH AMENDMENT AND WAIVER TO LOAN AGREEMENT

This FIFTEENTH AMENDMENT AND WAIVER TO LOAN AGREEMENT (this “Amendment”) is dated as of February 10, 2006, by and among CELLSTAR CORPORATION, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries signatory hereto (together with Parent, each an individual “Borrower”, and collectively, the “Borrowers”), the lenders signatory hereto (the “Lenders”) and WELLS FARGO FOOTHILL, INC., in its capacity as agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent have entered into that certain Loan and Security Agreement dated as of September 28, 2001, as amended by that certain First Amendment to Loan Agreement dated as of October 12, 2001, as further amended by that certain Second Amendment to Loan Agreement dated as of February 11, 2002, as further amended by that certain Third Amendment and Waiver to Loan Agreement dated as of May 9, 2002, as further amended by that certain Fourth Amendment to Loan Agreement effective as of May 9, 2002, as further amended by that certain Fifth Amendment to Loan Agreement dated as of November 13, 2002, as further amended by that certain Sixth Amendment to Loan Agreement dated as of February 6, 2003, as further amended by that certain Seventh Amendment to Loan Agreement dated as of February 28, 2003, as further amended by that certain Eighth Amendment and Waiver to Loan and Security Agreement dated as of May 31, 2003, as further amended by that certain Consent and Waiver and Ninth Amendment to Loan and Security Agreement dated as of February 24, 2004, as further amended by that certain Tenth Amendment to Loan Agreement dated as of March 31, 2004, as further amended by that certain Eleventh Amendment and Waiver to Loan Agreement dated as of August 31, 2004, as further amended by that certain Twelfth Amendment and Waiver to Loan Agreement dated as of February 10, 2005, as further amended by that certain Thirteenth Amendment and Waiver to Loan Agreement dated as of May 13, 2005, and as further amended by that certain Fourteenth Amendment and Waiver to Loan Agreement dated as of October 7, 2005 (as the same may be further modified, amended, restated or supplemented from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrowers from time to time;

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend and waive certain terms of the Loan Agreement; and

WHEREAS, the Agent and the Lenders have agreed to the requested amendments and waivers on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

1. Amendments to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the existing definition of “EBITDA” set forth therein and inserting the following definition in substitution thereof:

““EBITDA” means, with respect to any Person during any fiscal period, (a) net earnings (or loss), minus (b) extraordinary gains, plus (c)(i) extraordinary losses, plus (ii) with respect only to the EBITDA calculation for the quarter ended November 30, 2005, losses resulting from discontinuation of operations incurred during the fiscal quarter ended November 30, 2005, in an amount not to exceed $3,000,000, (iii) all non-cash expenses not associated with Collateral, (iv) interest expense (including factoring costs associated with sale of Accounts), (v) income taxes, and (vi) depreciation and amortization for such period, as determined in accordance with GAAP.”

2. Waivers.

(a) Subject to the terms and conditions set forth herein, the Agent and the Lenders hereby waive compliance with, and waive the Defaults and Events of Default arising under the Loan Agreement applicable to, Borrowers’ failure to maintain the required Minimum EBITDA for the quarter ended November 30, 2005 and as required under Section 7.20(a) of the Loan Agreement.

(b) In no event shall the waivers set forth above waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of the Agent and the Lenders following the occurrence of any other failure to comply with Section 7.20, or the occurrence of any Default or Event of Default under the Loan Agreement.

3. No Other Amendments or Waivers. Except as set forth in Section 2 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments and waivers set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent’s or any Lenders’ claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

4. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received each of the following:

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(a) fully executed and delivered counterparts of this Amendment by the Borrowers, the Required Lenders and the Agent; and

(b) such other information, documents, instruments or approvals as the Agent or the Agent’s counsel may reasonably require.

5. Representations and Warranties of Borrowers. Each Borrower represents and warrants to the Agent and the Lenders as follows:

(a) Each Borrower is a corporation or limited partnership organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction indicated on the signature pages hereto and in all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

(b) The execution, delivery, and performance by each Borrower of this Amendment are within such Borrower’s corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower;

(c) The execution, delivery, and performance by each Borrower of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

(d) This Amendment and all other documents contemplated hereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and

(e) No Default or Event of Default is existing.

6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

7. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this

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Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

8. Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

9. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith, without reference to the conflict or choice of laws provisions thereof.

10. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	CELLSTAR CORPORATION, a Delaware corporation

	By:	/s/ Elaine Flud Rodriguez
		Name:	Elaine Flud Rodriguez
		Title:	Sr. VP and General Counsel

CELLSTAR, LTD., a Texas limited partnership

By:	National Auto Center, Inc., its General Partner

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

NATIONAL AUTO CENTER, INC., a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

CELLSTAR FINANCO, INC., a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/SA, a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

CELLSTAR FULFILLMENT, INC., a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/ASIA, a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

AUDIOMEX EXPORT CORP., a Texas corporation

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

NAC HOLDINGS, INC., a Nevada corporation

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	President

CELLSTAR FULFILLMENT LTD., a Texas limited partnership

By:	CellStar Fulfillment, Inc., its General Partner

By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Sr. VP and General Counsel

AGENT AND LENDERS:	WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

	By:	/s/ Robert Bernier
		Name:	Robert Bernier
		Title:	VP

BANK OF AMERICA, N.A. (successor to Fleet Capital Corporation), as a Lender

By:	/s/ H Michael Wills
	Name:	H Michael Wills
	Title:	Senior Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender

By:	/s/ Byron J. Turner III
	Name:	Byron J. Turner III
	Title:	Vice President

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